CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 15, 2000, on the September 30, 2000 financial statements of Calvert Social Investment Fund and to all references to our Firm included in or made part of this Post-Effective Amendment No. 32 to the Registration Statement File No. 2-75106.


ARTHUR  ANDERSEN  LLP


Philadelphia,  Pennsylvania
January  22,  2001